UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2012

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 8, 2012, Piedmont Natural Gas Company, Inc. held its 2012 annual meeting of shareholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

Proposal 1: Election of Board of Director’s four nominees as Class II directors with terms expiring in 2015. All nominees were elected by the shareholders.

Nominees	Votes For (% of votes cast)	Votes Withheld	Broker Non-Votes

Dr. E. James Burton	40,198,054 (99%)	471,690	20,637,690
John W. Harris	39,727,626 (98%)	942,118	20,637,690
Aubrey B. Harwell, Jr.	39,132,898 (96%)	1,536,846	20,637,690
Dr. David E. Shi	40,156,167 (99%)	513,577	20,637,690

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The shareholders approved this proposal.

Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes

60,709,376 (99%)	442,258	155,800	0

Proposal 3: Approval of amendments to the Company’s Restated Articles of Incorporation to reduce supermajority voting thresholds. The shareholders did not approve this proposal.

Votes For (% of outstanding shares)	Votes Against	Abstentions	Broker Non-Votes

39,444,664 (55%)	715,965	509,115	20,637,690

Proposal 4: Approval of amendments to the Company’s Amended and Restated Bylaws to reduce supermajority voting thresholds. The shareholders did not approve this proposal.

Votes For (% of outstanding shares)	Votes Against	Abstentions	Broker Non-Votes

39,414,995 (54%)	729,370	525,379	20,637,690

Proposal 5: Advisory vote on executive compensation. The shareholders approved this proposal on an advisory basis.

Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes

32,239,164 (82%)	7,142,206	1,288,377	20,637,690

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

March 13, 2012	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer